UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

ProUroCare Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota  55416

(Address of Principal Executive Offices)  (Zip Code)

(952) 476-9093

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 18, 2009, ProUroCare Medical Inc.’s (the “Company”) development partner Artann Laboratories Inc. (“Artann”) filed a 510(k) application for U.S. market clearance of a prostate mechanical imaging system with the Food & Drug Administration (FDA).  Once cleared and upon ProUroCare’s first commercial sale of a prostate imaging system, Artann will transfer the 510(k) to ProUroCare.  Under the terms of the Company’s development agreement with Artann, the 510(k) filing triggers a milestone payment to Artann of $250,000 to be made in November, 2009.  In addition, also pursuant to the development agreement, the Company will issue 769,231 shares of its common stock to Artann on March 15, 2010.

On November 23, 2009, the ProUroCare Medical Inc. issued a press release announcing the filing.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:  99.1   Press release dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: November 23, 2009	By	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	ITEM

99.1	Press Release dated November 23, 2009